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                                  Exhibit 23.1

            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS


Regarding:

1. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1994 Stock Option Plan (File #33357777).

2. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1993 Independent Directors Stock Option Plan (File #333-57783).

3. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1995 Stock Incentive Plan (File #33357803).

4. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1995 Stock Option Plan for Non-Employee Directors (File #333-57825).

5. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1989 Stock Option Plan (File #333-57841).

6. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1988 Stock Option Plan (File #33357847).

7. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 401(k) Retirement Plan (File #333-57851).

8. Registration Statement on Form S-8 relating to the Main Street Bancorp, Inc. 1996 Stock Option Plan (File #333-57703).

9. Registration Statement on Form S-3 relating to the Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan (File #333-57689).


     We consent to the incorporation by reference in the above listed Registration Statements of our report dated, January 19, 2001, with respect to the consolidated financial statements of Main Street Bancorp, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2000.




                                                /s/ BEARD MILLER COMPANY LLP




Reading, Pennsylvania
March 22, 2001